     As filed with the Securities and Exchange Commission on June 13, 2000
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                              Insmed Incorporated
            (Exact name of registrant as specified in its charter)

        VIRGINIA                                    Issuer:  54-1972729
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             800 East Leigh Street
                           Richmond, Virginia  23219
                   (Address of principal executive offices)

                                 ------------

               Insmed Incorporated Employee Stock Purchase Plan
                           (Full title of the plan)

                                 ------------

                                Michael D. Baer
                            Chief Financial Officer
                              Insmed Incorporated
                             800 East Leigh Street
                           Richmond, Virginia  23219
                                (804) 828-6893
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:

                         T. Justin Moore, III, Esquire
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200

                                _______________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                        Proposed maximum      Proposed maximum
     Title of securities           Amount to be          offering price           aggregate            Amount of
      to be registered              registered             per share           offering price       registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share                        1,000,000 Shares        $3.344*             $3,344,000*            $883.00*
=====================================================================================================================

(*)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Insmed Incorporated common stock (the "Common Stock") on The Nasdaq SmallCap Market on June 12, 2000.
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Insmed Incorporated (the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration
Statement:

     (a) The Company's Prospectus, dated as of May 4, 2000, contained in the Company's Registration Statement on Form S-4 (File No. 333-30098), as amended, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"); and

     (b) the Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on June 1, 2000 (Registration No. 0-30739), including any amendment or report filed for the purpose of updating such description.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation require, indemnification of the Company's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the Company's Articles of Incorporation provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Articles of Incorporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated herein by reference.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.
-----------------


4.1 Article VI of the Articles of Incorporation of Insmed Incorporated (incorporated herein by reference to Annex H to the Joint Proxy Statement/Prospectus included in Insmed Incorporated's Registration Statement on Form S-4 filed with the Commission on February 10, 2000, as amended (File No. 333-30098)).

4.2       Insmed Incorporated Employee Stock Purchase Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1      Consent of Hunton & Williams (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Ernst & Young LLP.

24        Powers of Attorney (included on Signature Page).

Item 9.   Undertakings.

A.   Subsequent Disclosure.

        The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Incorporation by Reference.

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Commission Position on Indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 25th day of May, 2000.

                              INSMED INCORPORATED
                              (Registrant)


                              BY:   /s/ Michael D. Baer
                                    -------------------
                                    Michael D. Baer
                                    Chief Financial Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of Insmed Incorporated does hereby appoint Geoffrey Allan, Ph.D. and Michael D. Baer, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both, as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both, as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

       Signature                             Title                          Date
       ---------                             -----                          ----
/s/ Geoffrey Allan                 President, Chief Executive            June 13, 2000
----------------------------       Officer and Chairman of the
Geoffrey Allan, Ph.D.              Board (Principal Executive
                                   Officer)

/s/ Michael D. Baer                Chief Financial Officer               May 25, 2000
----------------------------       (Principal Financial and
Michael D. Baer                    Accounting Officer)

/s/ Kenneth G. Condon              Director                              May 25, 2000
----------------------------
Kenneth G. Condon

/s/ Graham K. Crooke               Director                              May 25, 2000
----------------------------
Graham K. Crooke, MB.BS

/s/ Steinar J. Engelsen            Director                              May 25, 2000
----------------------------
Steinar J. Engelsen, M.D.

----------------------------       Director                              _____________
Edgar G. Engleman, M.D.

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

4.1           Article VI of the Articles of Incorporation of Insmed
              Incorporated (incorporated herein by reference to Annex H to the Joint Proxy Statement/Prospectus included in Insmed
              Incorporated's Registration Statement on Form S-4 filed with the Commission on February 10, 2000, as amended (File No. 333-30098)).

4.2           Insmed Incorporated Employee Stock Purchase Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1          Consent of Hunton & Williams (included in Exhibit 5).

23.2          Consent of Ernst & Young LLP.

23.3          Consent of Ernst & Young LLP.

24            Powers of Attorney (included on Signature Page).